Exhibit 99.1

Contact:

David Bullock

Chief Financial Officer

(717) 849-8500

Jeff Grossman

(717) 771-3220

InvestorRelations@grahampackaging.com

Graham Packaging Announces Results for Second Quarter 2011

YORK, PA, August 11, 2011—Graham Packaging Company Inc. (NYSE:GRM) today announced results for the quarter ended June 30, 2011.

Highlights

•	Net sales increased 25.8% to $821.2 million as compared to $652.8 million in the second quarter of 2010.

•	Operating income decreased to $49.0 million as compared to $90.8 million in the second quarter of 2010.

•	Adjusted EBITDA(1) increased to $154.6 million from $133.7 million in the second quarter of 2010.

•	Free Cash Flow(2) for the first half of 2011 was $62.2 million.

•

On July 6, 2011, the Company completed its acquisition of the assets of Techne - Technipack Engineering Italia S.r.l. (“Techne”), a manufacturer of blow molding machines, for total consideration of €8.8 million.

Second Quarter 2011

Net sales for the second quarter of 2011 improved to $821.2 million, an increase of 25.8% compared to the second quarter of 2010. The increase was driven by the acquisition of Liquid Container, higher resin costs (which are passed on to customers), and favorable exchange rates.

Adjusted EBITDA for the quarter increased to $154.6 million, compared to $133.7 million in the second quarter of 2010. The increase was due to the acquisition of Liquid Container and related synergy achievement.

“Our second quarter results cap off a solid first half of 2011 despite general softness in global demand and headwinds associated with an inflating cost environment,” said CEO Mark Burgess. “Our Food and Beverage franchise continued to be relatively strong, and we added operations in Japan in support of one of our largest global Food and Beverage customers. We remain pleased with the legacy Liquid Container business, and are on track against our integration and synergy achievement goals. Our acquisition of Techne’s assets rounds out our machine technology platform and gives us another avenue to explore profitable growth in international markets.”

By segment, sales in North America increased $145.9 million, or 25.4%, due to the Liquid Container acquisition, the increase in resin costs (which are passed on to customers) and slightly higher volumes. Sales in Europe were up $10.1 million, or 18.5%, as higher resin costs and favorable exchange rates offset lower volumes. Sales in South America were up $4.9 million, or 20.1%, as higher resin costs and favorable exchange rates offset lower volumes. Sales in Asia were $7.5 million reflecting our new presence in China and Japan.

SG&A increased to $74.7 million from $28.4 million in the second quarter of 2010. The increase was due primarily to a charge of $39.5 million for the termination of the merger agreement with Silgan Holdings, and $7.7 million in fees and expenses related to the merger transactions. Additional SG&A expenses from the acquisition of Liquid Container were offset by lower compensation expenses.

Operating income decreased to $49.0 million from $90.8 million in the second quarter of 2010, primarily due to the merger-related expenses mentioned above.

Net interest expense was $52.8 million, an increase of $11.1 million over the second quarter of 2010, primarily due to interest expense on the debt related to the acquisition of Liquid Container, and the higher effective interest rate on the portion of our term loans which were extended in September 2010.

Net Debt was $2,660.5 million, down $19.4 million from the beginning of the year.

2011 Year to Date

Net sales for the first half of 2011 increased by 27.4% to $1,577.7 million, primarily due to the acquisition of Liquid Container, higher resin costs (which are passed on to customers), higher volumes and favorable exchange rates. Operating income for the first half of 2011 was $122.8 million compared to $123.1 million in the first half of 2010. Adjusted EBITDA for the first half of 2011 increased to $289.7 million as compared to $249.2 million in the first half of 2010. Free Cash Flow for the first half of 2011 was $62.2 million.

Conference Call Information

The Company will hold a conference call to discuss fiscal 2011 second quarter results at 5:00 p.m. EDT this afternoon. The call will be web cast live over the Internet from the Company’s web site at www.grahampackaging.com under “Investor Relations.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio applications. The conference call also is available by dialing 866-383-8003 (domestic) or 617-597-5330 (international) and entering pass code 48396732.

Following the live conference call, a replay will be available one hour after the call. The replay also will be available on the Company’s Web site or by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering pass code 53809098. The telephonic replay will be available for thirty days.

About Graham Packaging

Graham Packaging, based in York, Pennsylvania, is a worldwide leader in the design, manufacture and sale of technology-based, customized blow molded plastic containers for the branded food and beverage, household, personal care/specialty and automotive lubricants product categories. The Company has an extensive blue-chip customer base that includes many of the world’s largest branded consumer products companies. It produces more than 20 billion container units annually at 97 plants in North America, Europe, South America, and Asia.

Graham Packaging is a leading U.S. supplier of plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments and beers; the leading global supplier of plastic containers for yogurt drinks; a leading supplier of plastic containers for liquid fabric care products, dish care products and hard-surface cleaners; and the leading supplier in the U.S., Canada and Brazil of one-quart/liter plastic motor oil containers.

To learn more about Graham Packaging, please visit the Company’s Web site at http://www.grahampackaging.com/. Graham Packaging uses its Web site as a channel of distribution for material Company information. Financial and other material information regarding Graham Packaging is routinely posted on the Company’s Web site and is readily accessible.

Forward Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Graham Packaging assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning Graham Packaging’s possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “outlook,” “intend,” “plan,” “estimate,” “guidance” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Graham Packaging’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Graham Packaging’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s filings with the Securities and Exchange Commission, more specifically the Risk Factors section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Although Graham Packaging believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Forward-looking statements only speak as of the date of this press release or the date they were made and, unless otherwise required by law, Graham Packaging disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Adjusted EBITDA and free cash flow are not intended to represent, and should not be considered more meaningful than, or as an alternative to, net (loss) income and net cash provided by operating activities, respectively, in both cases as calculated in accordance with generally accepted accounting principles. The Company believes that the presentation of adjusted EBITDA and free cash flow provides investors with useful analytical indicators of its performance. Additionally, the Company uses adjusted EBITDA and free cash flow as key internal metrics and two components, among several, of management incentive compensation. Because not all companies use identical calculations, these presentations of adjusted EBITDA may not be comparable to other similarly titled measures of other companies. A reconciliation of net (loss) income to adjusted EBITDA is as follows:

(1) Reconciliation of net (loss) income to EBITDA:

					Four Quarters
	Three Months Ended June 30,		Six Months Ended June 30,		Ended June 30,
	2011	2010	2011	2010	2011
	(In millions)
Net (loss) income	$(26.6)	$37.8	$(18.5)	$13.3	$30.0
Interest income	(0.5)	(0.2)	(0.7)	(0.3)	(1.0)
Interest expense	53.3	41.9	106.2	87.3	204.5
Income tax provision (benefit)	14.6	7.3	23.7	12.1	(39.1)
Depreciation and amortization	51.7	39.1	104.7	77.6	198.1

EBITDA	$92.5	$125.9	$215.4	$190.0	$392.5

Reconciliation of EBITDA to adjusted EBITDA:

					Four Quarters
	Three Months Ended June 30,		Six Months Ended June 30,		Ended June 30,
	2011	2010	2011	2010	2011
	(In millions)
EBITDA	$92.5	$125.9	$215.4	$190.0	$392.5
Asset impairment charges	1.4	0.6	2.5	2.8	9.3
Increase in income tax receivable obligations	8.0	3.6	12.6	4.9	12.6
Other non-cash charges (a)	(0.6)	1.2	0.3	1.7	3.6

Fees related to monitoring agreements (b)	0.2	0.2	0.5	0.9	1.0
Net loss on debt extinguishment	—	—	—	2.7	28.5
Write-off of amounts in accumulated other comprehensive income related to interest rate swaps	—	—	—	—	7.0
Contract termination fee and IPO-related expenses (c)	—	0.4	—	39.4	0.2
Acquisition and integration expenses (d)	1.1	0.7	3.3	0.9	22.7
Transaction-related costs (e)	47.2	—	48.3	—	48.4
Venezuelan hyper-inflationary accounting	—	(0.3)	(0.1)	2.5	(0.3)
Reorganization and other costs (f)	4.8	1.4	6.9	3.4	19.4

Adjusted EBITDA (g)	$154.6	$133.7	$289.7	$249.2	$544.9

(a)	Represents the net (gain) loss on disposal of fixed assets, stock-based compensation expense and equity income from unconsolidated subsidiaries.
(b)	Represents management fees paid to Blackstone and a limited partner of Holdings.
(c)	Represents costs related to the termination of the Monitoring Agreement between the Company, Blackstone and the Graham Family, IPO bonus payments and other IPO-related costs.
(d)	Represents costs related to the acquisition and integration of Liquid Container, China Roots and other entities.
(e)	Represents costs related to the aborted merger with Silgan Holdings Inc. and the proposed merger with Reynolds.

(f)	Represents costs recorded in the second half of 2010 related to a settlement to OnTech Operations, Inc. for claims against us, plant closures, employee severance and other costs defined in the Company’s senior secured credit agreement.
(g)	We use adjusted EBITDA as one factor in the setting of incentive compensation.

(2) Reconciliation of cash flow from operations to free cash flow:

	Six Months Ended June 30,
	2011	2010
	(In millions)
Net cash provided by operating activities	$92.0	$99.2
Cash paid for property, plant and equipment	(80.6)	(75.9)
Contract termination fee and IPO-related expenses (a)	—	39.4
Acquisition and integration expenses (b)	6.0	0.2
Transaction-related costs (c)	44.8	—

Free cash flow	$62.2	$62.9

(a)	Represents costs related to the termination of the Monitoring Agreement between the Company, Blackstone and the Graham Family, IPO bonus payments and other IPO-related costs.
(b)	Represents costs related to the acquisition and integration of Liquid Container, China Roots and other entities.
(c)	Represents costs related to the aborted merger with Silgan Holdings Inc. and the proposed merger with Reynolds.

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2011	December 31, 2010
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$162,059	$152,964
Accounts receivable, net	315,769	216,368
Inventories	272,330	247,166
Deferred income taxes	30,796	14,616
Prepaid expenses and other current assets	40,545	42,363

Total current assets	821,499	673,477
Property, plant and equipment, net	1,207,593	1,203,142
Intangible assets, net	186,639	195,780
Goodwill	658,255	643,064
Other non-current assets	73,549	91,364

Total assets	$2,947,535	$2,806,827

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$31,599	$34,007
Accounts payable	245,257	142,585
Accrued expenses and other current liabilities	205,897	196,432
Deferred revenue	40,294	32,471

Total current liabilities	523,047	405,495
Long-term debt	2,790,984	2,798,824
Deferred income taxes	41,214	32,428
Other non-current liabilities	113,140	100,804
Commitments and contingent liabilities
Equity (deficit):
Graham Packaging Company Inc. stockholders’ equity (deficit):
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, shares issued and outstanding 67,754,824 and 63,311,512	678	633
Additional paid-in capital	466,373	459,422
Retained earnings (deficit)	(992,662)	(977,318)
Notes and interest receivable for ownership interests	(5,037)	(4,838)
Accumulated other comprehensive income (loss)	188	(22,508)

Graham Packaging Company Inc. stockholders’ equity (deficit)	(530,460)	(544,609)
Noncontrolling interests	9,610	13,885

Equity (deficit)	(520,850)	(530,724)

Total liabilities and equity (deficit)	$2,947,535	$2,806,827

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(In thousands, except share and per share data)
Net sales	$821,238	$652,832	$1,577,735	$1,238,408
Cost of goods sold	696,896	532,234	1,338,307	1,015,492

Gross profit	124,342	120,598	239,428	222,916
Selling, general and administrative expenses	74,738	28,414	114,238	95,941
Asset impairment charges	1,369	554	2,478	2,792
Net (gain) loss on disposal of property, plant and equipment	(795)	826	(95)	1,053

Operating income	49,030	90,804	122,807	123,130
Interest expense	53,261	41,891	106,190	87,275
Interest income	(471)	(178)	(664)	(298)
Net loss on debt extinguishment	—	—	—	2,664
Increase in income tax receivable obligations	7,993	3,600	12,567	4,900
Other expense (income), net	211	349	(424)	3,212

(Loss) income before income taxes	(11,964)	45,142	5,138	25,377
Income tax provision	14,640	7,342	23,644	12,088

Net (loss) income	(26,604)	37,800	(18,506)	13,289
Net income attributable to noncontrolling interests	1,835	4,264	2,849	1,974

Net (loss) income attributable to Graham Packaging Company Inc. stockholders	$(28,439)	$33,536	$(21,355)	$11,315

Earnings per share:
Net (loss) income attributable to Graham Packaging Company Inc. stockholders per share:
Basic	$(0.43)	$0.54	$(0.32)	$0.20
Diluted	$(0.43)	$0.53	$(0.32)	$0.19
Weighted average shares outstanding:
Basic	66,457,589	62,555,962	65,873,577	57,780,042
Diluted	66,457,589	62,555,962	65,873,577	57,780,042

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2011	2010
	(In thousands)
Operating activities:
Net (loss) income	$(18,506)	$13,289
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	104,723	77,645
Amortization of debt issuance fees	2,636	3,184
Accretion of senior unsecured notes	236	238
Net loss on debt extinguishment	—	2,664
Net (gain) loss on disposal of property, plant and equipment	(95)	1,053
Pension expense	1,500	1,577
Asset impairment charges	2,478	2,792
Unrealized (gain) loss on termination of cash flow hedge accounting	(6,502)	359
Stock compensation expense	498	656
Equity income from unconsolidated subsidiaries	(34)	(40)
Deferred tax provision	14,231	7,263
Increase in income tax receivable obligations	12,567	4,900
Foreign currency transaction (gain) loss	(300)	507
Interest receivable on loans to owners	(199)	(151)
Changes in operating assets and liabilities:
Accounts receivable	(95,345)	(47,419)
Inventories	(22,212)	2,397
Prepaid expenses and other current assets	2,998	20,490
Other non-current assets	(12,434)	(4,769)
Accounts payable and accrued expenses	108,536	15,015
Pension contributions	(2,468)	(2,916)
Other non-current liabilities	(270)	468

Net cash provided by operating activities	92,038	99,202

Investing activities:
Cash paid for property, plant and equipment	(80,580)	(75,937)
Proceeds from sale of property, plant and equipment	2,004	255
Cash paid for sale of business	(61)	—

Net cash used in investing activities	(78,637)	(75,682)

Financing activities:
Proceeds from issuance of long-term debt	27,072	42,518
Payment of long-term debt	(38,899)	(240,478)
Debt issuance fees	(462)	(648)
Proceeds from the issuance of common stock, net of underwriting discount of $11.3 million	—	171,055
Payment of other expenses for the issuance of common stock	—	(5,419)
Proceeds from issuance of ownership interests	6,421	—

Net cash used in financing activities	(5,868)	(32,972)

Effect of exchange rate changes on cash and cash equivalents	1,562	(2,244)

Increase (decrease) in cash and cash equivalents	9,095	(11,696)
Cash and cash equivalents at beginning of period	152,964	147,808

Cash and cash equivalents at end of period	$162,059	$136,112

Supplemental disclosures:
Cash paid for interest, net of amounts capitalized	$99,953	$74,401
Cash paid for income taxes (net of refunds)	8,349	9,686
Non-cash investing and financing activities:
Accruals for purchases of property, plant and equipment	18,621	6,051
Accruals for debt issuance fees	1	136
Accruals related to acquisitions	676	—
Accruals for fees related to the initial public offering	—	250

The Company is organized and managed on a geographical basis in four operating segments: North America, Europe, South America and Asia. The Company began accounting for its new Asian operations as a new operating segment as of July 1, 2010, with the acquisition of China Roots Packaging PTE Ltd. Segment information for the three and six months ended June 30, 2011 and 2010, and as of June 30, 2011, and December 31, 2010, representing the reportable segments currently utilized by the chief operating decision makers, was as follows:

		North America	Europe	South America	Asia	Eliminations	Total
		(In thousands)
Net sales	Three months ended June 30, 2011	$721,145	$64,648	$29,285	$7,471	$(1,311)	$821,238
	Three months ended June 30, 2010	574,136	54,527	24,413	—	(244)	652,832
	Six months ended June 30, 2011	1,385,121	123,626	57,890	12,956	(1,858)	1,577,735
	Six months ended June 30, 2010	1,079,290	112,791	46,861	—	(534)	1,238,408

Operating income (loss)	Three months ended June 30, 2011	$44,619	$4,930	$(340)	$(179)	$—	$49,030
	Three months ended June 30, 2010	83,844	5,693	1,267	—	—	90,804
	Six months ended June 30, 2011	113,769	11,866	(2,364)	(464)	—	122,807
	Six months ended June 30, 2010	106,507	13,043	3,580	—	—	123,130

Depreciation and amortization	Three months ended June 30, 2011	$45,006	$4,101	$2,069	$516	$—	$51,692
	Three months ended June 30, 2010	33,555	4,109	1,408	—	—	39,072
	Six months ended June 30, 2011	89,927	8,024	5,802	970	—	104,723
	Six months ended June 30, 2010	66,669	8,440	2,536	—	—	77,645

Asset impairment charges	Three months ended June 30, 2011	$229	$152	$988	$—	$—	$1,369
	Three months ended June 30, 2010	515	—	39	—	—	554
	Six months ended June 30, 2011	961	529	988	—	—	2,478
	Six months ended June 30, 2010	2,414	322	56	—	—	2,792

Interest expense, net	Three months ended June 30, 2011	$51,680	$331	$637	$142	$—	$52,790
	Three months ended June 30, 2010	40,654	307	752	—	—	41,713
	Six months ended June 30, 2011	103,118	587	1,542	279	—	105,526
	Six months ended June 30, 2010	85,123	638	1,216	—	—	86,977

Other (income) expense, net	Three months ended June 30, 2011	$(1,033)	$1,737	$(142)	$(351)	$—	$211
	Three months ended June 30, 2010	(1,309)	1,829	(171)	—	—	349
	Six months ended June 30, 2011	(3,429)	3,622	(415)	(202)	—	(424)
	Six months ended June 30, 2010	(2,651)	3,352	2,511	—	—	3,212

Income tax provision (benefit)	Three months ended June 30, 2011	$13,293	$665	$801	$(119)	$—	$14,640
	Three months ended June 30, 2010	5,606	1,764	(28)	—	—	7,342
	Six months ended June 30, 2011	20,733	2,076	1,198	(363)	—	23,644
	Six months ended June 30, 2010	8,784	3,098	206	—	—	12,088

Identifiable assets	As of June 30, 2011	$985,639	$130,492	$66,710	$24,752	$—	$1,207,593
	As of December 31, 2010	991,676	125,433	69,044	16,989	—	1,203,142

Goodwill	As of June 30, 2011	$639,989	$16,769	$7	$1,490	$—	$658,255
	As of December 31, 2010	626,156	15,449	7	1,452	—	643,064

Cash paid for property, plant and equipment	Six months ended June 30, 2011	$67,299	$4,889	$1,857	$6,535	$—	$80,580
	Six months ended June 30, 2010	50,269	8,323	17,345	—	—	75,937